Exhibit 10.25

AMENDMENT
TO THE
INGERSOLL-RAND COMPANY
ELECTED OFFICERS SUPPLEMENTAL PROGRAM

WHEREAS, Ingersoll-Rand Company (the “Company”) maintains the Ingersoll-Rand Company Elected Officers Supplemental Program (the “Plan”) which was originally effective on June 30, 1995, was thereafter amended and restated, effective as of January 1, 2003, and was thereafter amended; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan to freeze all deferrals effective December 31, 2004 to the extent such deferrals would otherwise be subject to section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Plan is hereby amended, effective December 31, 2004, as set forth below:

1.	The Introduction of the Plan is hereby amended to add the following as a new paragraph to the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, (i) no amount shall be deferred under the Plan if, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004 and Q&A-16 of IRS Notice 2005-1, such amount would be subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered New Deferral Amount”), and (ii) any amount previously credited under the Plan that, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004 and Q&A-16 of IRS Notice 2005-1, is subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered Prior Deferral Amount”) shall no longer be credited or payable under the Plan after December 31, 2004. Any Non-Grandfathered New Deferral Amount shall instead be deferred under the Ingersoll-Rand Company Elected Officers Supplemental Program II, and any Non-Grandfathered Prior Deferral Amount shall instead be credited under the Ingersoll-Rand Company Elected Officers Supplemental Program II, as and to the extent provided under the terms of the Ingersoll-Rand Company Elected Officers Supplemental Program II.”

2.	Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effect and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative on this 1st day of February, 2006.

INGERSOLL-RAND COMPANY

By:	/s/ Timothy McLevish
Timothy McLevish
Senior Vice-President and Chief Financial Officer